UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On May 24, 2018, Dean Schorno was appointed to serve as the Chief Financial Officer of Rigel Pharmaceuticals, Inc. (“Rigel”), contingent upon and effective on his first day employment with Rigel, which was May 29, 2018.

Mr. Schorno, age 55, joined Rigel from 23andMe, Inc. (“23andMe”), a consumer genetics and research company, where he had served as the Chief Financial Officer since 2015. Before joining 23andMe, Mr. Schorno was the Chief Financial Officer of Adaptive Biotechnologies, a company focusing on combining Next Generation Sequencing and expert bioinformatics to profile T- and B-cell receptors of the adaptive immune system, from 2014 to 2015. From 2001 to 2015, Mr. Schorno served in various roles with Genomic Health, a company focusing on genetic research specifically in cancer detection, most recently as Chief Financial Officer. Mr. Schorno is a certified public accountant. Mr. Schorno holds a B.S. in Business Administration from the University of California, Berkeley and an M.S. in Taxation from Golden Gate University.

There are no family relationships between Mr. Schorno and any director, executive officer, or any person nominated or chosen by Rigel to become a director or executive officer. Mr. Schorno is not a party to any current or proposed transaction with Rigel for which disclosure is required under Item 404(a) of Regulation S-K. Rigel has also entered into its standard form of indemnification agreement with Mr. Schorno.

Mr. Schorno will receive an annual salary of $400,000, a sign-on bonus of $50,000 and will have a bonus target of 50% of his base salary paid on achievement of corporate goals.

In addition to the cash compensation referenced in the preceding paragraph, Mr. Schorno will receive stock option grants to purchase 335,000 shares of the Company’s common stock (the “Option Grants”). 50% of the shares subject to the Option Grants will vest over a four-year period commencing on Mr. Schorno’s start date, and 50% of the shares subject to the Option Grants will vest based on the achievement of certain performance conditions.

Additionally, Mr. Schorno is eligible to participate in Rigel’s Executive Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2018	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary